MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation, by reference in the Registration Statement on Form S-1 (No. 333-192399) of KM Wedding Events Management, Inc, of our report dated July 6, 2015, with respect to the consolidated financial statements of KM Wedding Events Management, Inc., which appears in this Annual Report on Form 10-K of KM Wedding Events Management, Inc. for the year ended March 31, 2015.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Chennai, Tamil Nadu, India

July 6, 2015